UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018 (December 19, 2018)

MOREGAIN PICTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55297	41-1683548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

117 E. Huntington Dr., Arcadia, CA 91006
(Address of principal executive offices) (Zip Code)

(626) 400-5727
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Moregain Pictures,” “Moregain,” the “Company,” “we,” “us” and “our” refer to Moregain Pictures Inc., unless the context otherwise provides.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation

On December 19, 2018, Mr. Jesse Weiner (“Mr. Weiner”) submitted his resignation as the current Interim Chief Financial Officer of Moregain Pictures, Inc.  (the “Company”). The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Weiner remains a member of the Company’s Board of Directors (the “Board”), as well as Chief Executive Officer, President, Secretary and Treasurer of the Company.

Appointment

On December 19, 2018, Ms. Alexandra Yeung (“Ms. Yeung”) was appointed to serve as a member of the Board and as the Chief Financial Officer of the Company and has accepted such appointment. Ms. Yeung shall serve as Chief Financial Officer for a term of 5 years, as set forth below, or until a successor is elected and qualified or until resignation, removal or death. As a member of the Board, Ms. Yeung shall hold offices until the next annual meeting of shareholders and until the successors are elected or appointed and qualified. The biography for Ms. Yeung is set forth below.

Pursuant to her appointment as Chief Financial Officer, Ms. Yeung shall earn annual compensation of $120,000 per year and serve a term of 5 years. Ms. Yeung   may be terminated without cause by either party upon 30 days written notice or immediately upon written notice with cause. There are no compensatory arrangements for severance at this time. From time to time, Ms. Yeung shall be entitled to receive a bonus consisting of restricted common stock in the sole discretion of the Board.

Ms. Alexandra Yeung- 42- has more than 20 years’ experience in taxation and international finance of listed companies and multinational corporations. Ms. Yeung holds a bachelor degree in Finance and Information Operation Management from the University of Southern California, a Master in Business Administration from Pepperdine University Graziado School of Business, and a Master in Business Taxation from the University of Southern California. Ms. Yeung is experienced in US SEC filing and regulations, and has served as senior financial controller and tax consultant of several Fortune 500 and large multinational companies and performed strategic researches and shares her expertise in internal management.  In the past 5 years, Ms. Yeung has served in several capacities as senior consultant including Jacobs Engineering, Windsor Healthcare Management, VCA Antech, DirecTV, Oakwood Worldwide, Universal Music Group, AECOM, Sumologic, Deloitte & Touche and CBRE, Allied Universal Protection Services, Reviva Pharmacy and American Vanguard, Prospect Medical.

Family Relationships

Ms. Yeung is not related to any officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2018	MOREGAIN PICTURES, INC.

	By:	/s/ Jesse Weiner
Name: Jesse Weiner
Title: Chief Executive Officer

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